SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), between Taylor Morrison, Inc. (together with any successor thereto, the “Company”) and Sheryl Palmer (“Executive”), is entered into on February 26, 2016.

RECITALS:

WHEREAS, the parties entered into an Employment Agreement, dated as of July 13, 2011, as amended by that certain Amendment to Employment Agreement, dated May 17, 2012 (collectively, the “Employment Agreement”);

WHEREAS, Executive and the Company have agreed to amend and modify certain terms of the Employment Agreement, with the understanding that all other provisions of the Employment Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.     The second sentence of Section 6(a)(iii) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“For purposes of this Agreement, ‘Change in Control’ shall have the meaning ascribed to such term as set forth in the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended from time to time, or any successor plan thereto.”

2.     Affirmation.     Except as specifically modified herein, all remaining provisions, terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. The parties hereto acknowledge and agree that the Employment Agreement, including all exhibits thereto, and this Amendment shall constitute the entire agreement among the parties hereto with respect to Executive’s employment thereunder, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Executive’s employment.

3.     Miscellaneous.     This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or caused this Amendment to be duly executed on their respective behalf by their respective duly authorized officers, all effective as of the date and year first written above.

TAYLOR MORRISON, INC.                        EXECUTIVE

By: /s/ Darrell Sherman                            /s/ Sheryl Palmer
Darrell Sherman                                 Sheryl Palmer
Executive Vice President,
Chief Legal Officer and Secretary

[Signature Page to Second Amendment to Employment Agreement]